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           [LETTERHEAD OF WHITNEY HOLDING CORPORATION APPEARS HERE]


                                 April 4, 1994


Whitney Holding Corporation
228 St. Charles Avenue
New Orleans, Louisiana 70130

     RE:  Shelf Registration Statement on Form S-3

Gentlemen:

     I serve as Corporate Secretary and counsel to Whitney Holding Corporation (the "Company"), and in such capacity have represented the Company in connection with the preparation of that certain Registration Statement on Form S-3 (the "Registration Statement") filed by the Company on the date hereof with the Securities and Exchange Commission with respect to an offer, on a delayed or continuous basis, by Lion Investbanc Corp. of up to an aggregate of 90,909 shares (the "Shares") of the Company's common stock, no par value. In so acting, I have examined originals, or photostatic or certified copies, of such records of the Company and of public officials, and such other documents as I have deemed relevant. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing, I am of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Louisiana.

     2. The Shares to be offered and sold pursuant to the terms described in the Registration Statement have been duly authorized and validly issued and are fully paid and non-assessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the prospectus under the caption "Legal Matters". In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Securities and Exchange Commission.


                            Very truly yours,

                            [Signature of Joseph S. Schwertz, Jr. appears here]

                            Joseph S. Schwertz, Jr.
                            Corporate Secretary and
                            counsel to Whitney Holding Corporation